SCHEDULE 14C INFORMATION


Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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                     PIEZO INSTRUMENTS, INC.
         (Name of Registrant as Specified in its Charter)


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Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                        PIEZO INSTRUMENTS, INC.
                 1107 Mt. Rushmore Road, Suite 2
                  Rapid City, South Dakota 57701

                       INFORMATION STATEMENT

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

          This Information Statement is being furnished to our stockholders (Piezo Instruments, Inc., a Utah corporation [the "Company," "Piezo,"
"we", "our" or "us" or words or similar import]), regarding amendments to our Articles of Incorporation that will change our name to "Omni Medical Holdings, Inc."; will authorize our Company's stockholders to take action without a meeting in accordance with the 1992 amendments to the Utah Revised Business Corporation Act (the "Utah Law"), and that will remove the requirement of our Board of Directors to approve transfers of our Company's authorized securities that is presently contained in our Articles of Incorporation.

          These amendments have been unanimously adopted by our Board of Directors, and the majority stockholders (the "Majority Stockholders") of our Company that are named under the heading "Security Ownership of Principal Holders and Management" of the caption "Voting Securities and Principal Holders Thereof," below, have agreed to vote in favor of these amendments at the special meeting of the stockholders set for October 13, 2003, as outlined in the Notice of Special Meeting of Stockholder attached hereto as Appendix A. The Majority Stockholders own 9,053,811 shares or approximately 84.1% of our outstanding voting securities. No other votes are required or necessary to adopt these amendments, and none are being solicited hereunder. See the caption "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          These amendments to our Articles of Incorporation is as follows:

                             ARTICLE I

                                NAME

          The name of the corporation is "Omni Medical Holdings, Inc."

               APPROXIMATE DATE OF MAILING: October 3, 2003.

                              Article IX

                         TRANSFER RESTRICTIONS

                               (Delete)

         Shares of stock in this corporation shall not be transferred or sold until the sale or transfer shall have been reported to the Board of Directors and unanimously approved by them.

                              Article IX

                   STOCKHOLDER ACTION WITHOUT MEETING

                               (New)
          Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were entitled to be present and to vote.

                          (End of Amendment)

          These are the only matters covered by this Information Statement.

                        REASONS FOR AMENDMENTS

          The name change in Article I is being effected because of our recent acquisition of Omni Medical of Nevada, Inc. See the heading "Contractual Arrangements Regarding Changes in Control" of the caption "Voting Securities and Principal Holders Thereof," below.

          The present Article IX that requires the Board of Directors to approve all stock transfers is superfluous since our Board of Directors has designated a transfer agent to effect our stock transfers, and it should be deleted. Further, such a provision is not warranted for a publicly-held company.

          The new Article IX regarding taking action without a meeting by stockholders is very important to us. Until 1992, Utah Law required that any action taken by stockholders without a meeting must have been approved by all of the stockholders of any class entitled to vote at the meeting unless the Articles of Incorporation provided otherwise. In 1992, Utah Law was amended to allow this action by any corporation formed after the adoption of these amendments, and any corporation formed prior to these amendments if the proposal was submitted to a vote of the corporation's stockholders. This provision of Utah Law is not believed to be conducive to conducting the business of a publicly-held company like our Company. With the proposed amended Article IX provision, we could solicit a limited number of consents (less than 10) for a particular action requiring a vote of our stockholders to ensure its adoption without going to the expense of a proxy statement, and then advise the stockholders of the approval and effective date of the action in an information statement filed with the Securities and Exchange Commission and then mailed to our stockholders.

                            DISSENTERS' RIGHTS

          There are no dissenters' rights applicable to the amendment to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Articles of Incorporation which is not shared by all other stockholders.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on September 17, 2003, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 10,760,849.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of September 17, 2003, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 10,760,849 outstanding shares of common stock.

Name                           Positions Held       Shares Owned       %
----                           --------------       ------------      ---

Arthur D. Lyons               President, CEO,       1,668,937         15.5%
                              Secretary and
                              Director

Charles D. Arbeiter           COO, Treasurer        1,835,852         17.1%
                              and Director

Al Rieman                     Stockholder           2,503,301         23.3%

LHM Trading*                  Stockholder           3,045,721         28.3%

Totals:                                             9,053,811         84.1%


All executive officers and directors                6,550,510         60.9%
of the Company as a group (2 persons)

      * LHM Trading is a business entity controlled by Arthur D. Lyons, the President, CEO, Secretary and a Director of our Company.

Contractual Arrangements Regarding Changes in Control.
------------------------------------------------------

          Effective as of September 5, 2003, our Company; Omni Medical of Nevada, Inc., a Nevada corporation ("Omni"), and the stockholders of Omni (the "Omni Stockholders"), executed an Agreement and Plan of Reorganization (the "Reorganization Agreement"), whereby we agreed to acquire 100% of the issued and outstanding shares of common stock of Omni in exchange for 16,000,000 post-split shares of our common stock or approximately 88.8% of our post-Reorganization Agreement outstanding securities.

          By virtue of (i) the percentage of our Company acquired under the Reorganization Agreement by the Omni Stockholders; and (ii) the subsequent resolutions of our Board of Directors that provided for the election of the current directors and executive officers of Omni to our Board of Directors and the resignation of our current directors and executive officers, in seriatim, the Reorganization Agreement is deemed to have involved a "change of control" of our Company.

          The source of the consideration used by the Omni Stockholders to acquire their respective interests in our Company was the exchange of common stock of Omni.

          The primary basis of the "control" by Omni is stock ownership and/or management positions.

          On the closing of the Reorganization Agreement, and excluding the securities to be exchanged for the Omni common stock, our outstanding common stock amounted to approximately 2,000,000 shares or approximately 11.1% of the post-Reorganization Agreement outstanding common stock of our Company; we acquired the shares of the majority stockholders of Omni and exchanged 9,053,811 shares of the 16,000,000 post-split shares to be issued to the Omni Stockholders pursuant to the Reorganization Agreement, resulting in Omni becoming a majority-owned subsidiary of our Company. We will attempt to complete the acquisition of the remaining shares of Omni within the next thirty (30) days.

          Accordingly, and assuming all of the Omni Stockholders become party to the Reorganization Agreement, there will be 18,000,000 post-Agreement outstanding shares of our common stock.

        CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.
---------------------------------

          The following delineates certain information concerning our newly designated directors and executive officers:
                                                             Positions
                                   Positions with               with
         Name            Age        the Company                 Omni
         ----            ---        -----------              ----------

Arthur D. Lyons          45         President, CEO,         President, CEO,
                                    Secretary and           Secretary and
                              Director            Director

Charles D. Arbeiter      43         COO, Treasurer          COO, Treasurer
                              and Director        and Director

          Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

          The following is a summary of the business experience of each of our current directors and executive officers:

          Arthur D. Lyons. Since 1980, Mr. Lyons has held positions with Merrill Lynch, E.F. Hutton, Prudential Securities and PaineWebber as investment representative, pension consultant, trader and portfolio manager. In 1999, Mr. Lyons formed LHM Trading, an investment firm, and in 2000, founded Interstate Advisors, Inc., a registered investment advisor. Mr. Lyons' broad financial experience has provided him with a solid background in the financial and investment fields. He holds a B.A. Degree in sociology with a minor in accounting from Samford University in Birmingham, Alabama, in 1979.

          Charles D. Arbeiter. Mr. Arbeiter has worked for American Express and Financial Network as a senior manager providing financial advice to individuals, corporate clients and banks. He has been active in the financial services industry since 1985 as a certified financial planner, district manager and registered investment advisor. He is currently responsible for a 15 member financial planning practice in Rapid City, South Dakota, and is active in both civic and professional organizations. He is a 1982 graduate of Sioux Falls (SD) College with a B.S. Degree in business.

Family Relationships.
---------------------

          There are no family relationships between Mr. Lyons and Mr.
Arbeiter.

Pending Legal Proceedings.
--------------------------

          To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          To the knowledge of our management and during the past 10 years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;
          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Executive Compensation.
-----------------------

          None of our present directors and executive officers have received any cash or other remuneration for services rendered to us; and no compensatory arrangements have yet been set for service in these capacities.

          We do not have any stock option, bonus, profit sharing, pension or similar plan; however, we may adopt such a plan in the future to attract and/or retain members of management or key employees.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

          All reports required to be filed pursuant to Section 16(a) of the Exchange Act have been or will be timely filed.

Audit, Nominating and Compensation Committees.
---------------------------------------------

          We have no audit, nominating or compensation committees.

                AMENDMENTS TO THE ARTICLES OF INCORPORATION
                      AND VOTE REQUIRED FOR APPROVAL

Utah Law.
---------

           Section 16-10a-1003 of the Utah Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment.

          Resolutions to effect these amendments were unanimously adopted by our Board of Directors, and the Majority Stockholders named under the caption "Voting Securities and Principal Holders Thereof" have indicated there intention to vote in favor of the amendments at the scheduled October 13, 2003, special meeting of our stockholders. The Majority Stockholders
own approximately 84.1% of our outstanding voting securities.   No other votes
or consents are required or necessary to effect the amendments.


                                 NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT INTEND TO VOTE IN FAVOR OF THESE
 AMENDMENTS AT OUR SPECIAL MEETING OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR
  OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS UNDER UTAH LAW. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS


October 3, 2003            Arthur D. Lyons

                           APPENDIX A

                      PIEZO INSTRUMENTS, INC.

             NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                    TO BE HELD October 13, 2003

TO ALL STOCKHOLDERS:

          NOTICE is hereby given that a special meeting of the stockholders of Piezo Instruments, Inc., a Utah corporation (the "Company"), will be held at 1107 Mt. Rushmore Road, Suite 2, Rapid City, South Dakota 57701, on October 13, 2003, at 11:00 a .m. Central Daylight Time, (hereinafter, the "Meeting").

          The Meeting will be held for the following purposes

          1. To amend the Articles of Incorporation of our Company as follows:

                             ARTICLE I

                                NAME

          The name of the corporation is "Omni Medical Holdings, Inc."

                              Article IX

                         TRANSFER RESTRICTIONS

                               (Delete)

         Shares of stock in this corporation shall not be transferred or sold until the sale or transfer shall have been reported to the Board of Directors and unanimously approved by them.

                              Article IX

                   STOCKHOLDER ACTION WITHOUT MEETING

                               (New)
          Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were entitled to be present and to vote; and

          2. To transact any other business that may properly come before the Meeting.

          As of the date of this Notice, the Board of Directors of the Company is not aware of any other business to come before the Meeting.

          Only stockholders of record at the close of business on September 17, 2003, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

          No Proxies are being solicited.

          Resolutions to effect these amendments were unanimously adopted by our Board of Directors, and the Majority Stockholders named under the caption "Voting Securities and Principal Holders Thereof" have indicated there intention to vote in favor of the amendments at the scheduled October 13, 2003, special meeting of our stockholders. The Majority Stockholders
own approximately 84.1% of our outstanding voting securities.   No other votes
or consents are required or necessary to effect the amendments.


                                   By Order of the Board of Directors


                                   Arthur D. Lyons
                                   President
October 3, 2003
Rapid City, South Dakota